Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES ADDITIONAL $15 MILLION DEBT PAYDOWN

Holley has continued to utilize strong free cash flow to prepay $65 million in debt since September 2023

BOWLING GREEN, KY – March 27, 2024 – Holley Performance Brands

(NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced it paid down an additional $15 million in principal against its first lien term loan facility. This debt reduction against Holley’s first lien term loan facility was completed through opportunistic repurchases at a discount to par in March and was completed using cash on hand.

Combined with the $50 million paydown during 2023, Holley has prepaid the principal amount outstanding under its first lien term loan facility by $65 million since September 2023 allowing Holley to cumulatively recognize up to an estimated $2.5 million in annualized net interest savings.

“The prepayment of an additional $15 million of debt demonstrates our continued focus to reduce leverage and improve our balance sheet,” said Jesse Weaver, Chief Financial Officer, Holley. “Our business model has a history of being resilient in all markets and consistently generating strong free cash flow. This has been further supported by our team's efforts to improve inventory turns while ensuring that we have the best-performing products on our shelves. As we continue to make progress on our business transformation, we will continue to prioritize reducing our leverage ratio by utilizing near-term cash flow.”

For more investor relations news, visit Holley’s website.

About Holley

Holley Inc. (NYSE: HLLY), commonly referred to as “Holley Performance Brands,” leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company has a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, statements regarding further debt reduction and any benefits related thereto are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “continue,” “estimate,” “see,” “look,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition and maintenance of relationships with customers and suppliers; 2) the ability to hire or retain its management and key employees; 3) costs related to Holley being a public company; 4) disruptions to Holley's operations, including as a result of cybersecurity incidents; 5) changes in applicable laws or regulations; 6) the outcome of any legal proceedings that have been or may be instituted against Holley; 7) general economic and political conditions, including the current macroeconomic environment, political tensions and war (including the conflict in Ukraine, the conflict in Israel and surrounding areas, and the possible expansion of such conflicts and potential geopolitical consequences); 8) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 9) Holley’s estimates of its financial performance; 10) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain Holley products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contact:
Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3224

arozmus@soleburystrat.com